EXPLANATORY NOTE

Landa App 2 LLC has prepared this Pre-Qualification Amendment No. 1 to its Form 1-A filed on September 17, 2021 solely for the purpose of filing Exhibit 99.1 pursuant to Rule 252(d).

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1	Certificate of Formation of Landa App 2 LLC*
2.2	Limited Liability Company Operating Agreement of Landa App 2 LLC*
2.3	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 2174 Scarbrough Road Stone Mountain GA LLC*
2.4	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC*
2.5	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC*
2.6	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC*
2.7	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC*
2.8	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 45 Robertford Drive Covington GA LLC*
2.9	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC -303 Kellys Walk Locust Grove GA LLC*
2.10	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 4085 Springvale Way McDonough GA LLC*
3.1	Series Operating Agreement of Landa App 2 LLC – 2174 Scarbrough Road Stone Mountain GA LLC*
3.2	Series Operating Agreement of Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC*
3.3	Series Operating Agreement of Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC*
3.4	Series Operating Agreement of Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC*
3.5	Series Operating Agreement of Landa App 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC*
3.6	Series Operating Agreement of Landa App 2 LLC - 45 Robertford Drive Covington GA LLC*
3.7	Series Operating Agreement of Landa App 2 LLC - 303 Kellys Walk Locust Grove GA LLC*
3.8	Series Operating Agreement of Landa App 2 LLC - 4085 Springvale Way McDonough GA LLC*

4.1	Form of Subscription Agreement*
6.1	Form of Management Agreement*
6.2	Broker Dealer Services Agreement, dated July 20, 2021, by and between Dalmore Group, LLC and Landa App 2 LLC*
6.3	Landa Mobile App License Agreement, dated July 29, 2021, by and between Landa Holdings, Inc., Landa App 2 LLC, and each of the Series listed thereto*
6.4	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 2174 Scarbrough Road Stone Mountain GA LLC, dated July 28, 2021*
6.5	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC, dated July 28, 2021*
6.6	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC, dated July 28, 2021*
6.7	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC, dated July 28, 2021*
6.8	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC, dated July 28, 2021*
6.9	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 45 Robertford Drive Covington GA LLC, dated July 28, 2021*
6.10	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 303 Kellys Walk Locust Grove GA LLC, dated September 7, 2021*
6.11	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 4085 Springvale Way McDonough GA LLC, dated September 7, 2021*
6.12	Lease Agreement for 2174 Scarbrough Road, Stone Mountain, GA, 30088*
6.13	Lease Agreement for 153 Spring Valley Circle, Stockbridge, GA, 30281*
6.14	Lease Agreement for 126 Wildwood Road, Stockbridge, GA, 30281*
6.15	Lease Agreement for 137 Spring Valley Circle, Stockbridge, GA, 30281*
6.16	Lease Agreement for 3192 Lake Monroe Road, Douglasville, GA, 30135*
6.17	Lease Agreement for 45 Robertford Drive, Covington, GA, 30016*
6.18	Lease Agreement for 303 Kellys Walk, Locust Grove, GA 30248*
6.19	Lease Agreement for 4085 Springvale Way, McDonough, GA 30252*
6.20	PPEX ATS Company Agreement, by and among North Capital Private Securities Corporation, Landa App 2 LLC and each of the Series set forth therein*
11.1	Consent of Marcum LLP*
11.2	Consent of Goodwin Procter LLP (included in Exhibit 12.1)*
12.1	Opinion of Goodwin Procter LLP*
99.1	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)**

*	Previously filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, Landa App 2 LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 20, 2021.

LANDA APP 2 LLC

Signed by Landa Holdings, Inc., as Manager of LANDA APP 2 LLC

By:	/s/ Yishai Cohen
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yishai Cohen	Chairman, Chief Executive Officer and	September 20, 2021
Yishai Cohen	President of Landa Holdings, Inc. (Principal Executive Officer)

/s/ Gregory Crimmins	Head of Finance of Landa Holdings, Inc.	September 20, 2021
Gregory Crimmins	(Principal Financial Officer and Principal Accounting Officer)

LANDA HOLDINGS, INC.

/s/ Yishai Cohen	Manager	September 20, 2021
Yishai Cohen
Chief Executive Officer and President